EXHIBIT 6

                                CSW CREDIT, INC.
                        ALLOWED RETURNS ON COMMON EQUITY
                               SEPTEMBER 30, 1997




                                                     ALLOWED
                                                      RETURN


             CPL
                - RETAIL                              11.750%
                - WHOLESALE                           12.390%

             PSO
                - RETAIL                              11.000%
                - WHOLESALE                           12.390%

             SWEPCO
                - ARKANSAS                            14.600%
                - LOUISIANA                           14.500%
                - TEXAS                               15.700%
                - WHOLESALE                           12.390%

             WTU
                - RETAIL                              11.375%
                - WHOLESALE                           12.390%